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                                 EXHIBIT (9)(J)

                FORM OF REVISED SCHEDULE A TO THE FUND ACCOUNTING
                 AGREEMENT BETWEEN THE REGISTRANT AND BISYS FUND
                               SERVICES OHIO, INC.





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                                                        Dated: ___________, 1997

                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                             BB&T MUTUAL FUNDS GROUP
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
                   (formerly The Winsbury Service Corporation)


   NAME OF FUND
   ------------

The BB&T U.S. Treasury Money Market Fund
The BB&T Short Intermediate U.S. Government Income Fund
The BB&T Intermediate U.S. Government Bond Fund
The BB&T Growth and Income Stock Fund The BB&T North Carolina Intermediate Tax-Free Fund The BB&T Balanced Fund The BB&T Small Company Growth Fund The BB&T International Equity Fund The BB&T Capital Manager Conservative Growth Fund The BB&T Capital Manager Moderate Growth Fund The BB&T Capital Manager Growth Fund The BB&T Prime Money Market Fund

                                 BB&T MUTUAL FUNDS GROUP

                                 By:
                                    -------------------------------
                                 BISYS FUND SERVICES OHIO, INC.

                                 (formerly The Winsbury Service Corporation)

                                 By:
                                    -------------------------------